                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                          CANYON RESOURCES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      ---------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11,

         1) Title of each class of securities to which transaction applies:


                 ------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:


                 ------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                 ------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:


                 ------------------------------------------------------

         5)      Total Fee paid:


                 ------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:


                 --------------------------------------------

         2)      Form, Schedule or Registration Statement No.:


                 --------------------------------------------

         3)      Filing Party:


                 --------------------------------------------

         4)      Date Filed:


                 --------------------------------------------

                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 6, 1997

To Our Shareholders:

         The Annual Meeting of Shareholders ("Meeting") of Canyon Resources Corporation (the "Company"), a Delaware corporation, will be held at 3:00 p.m. (Mountain daylight time) on Friday, June 6, 1997, at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the following purposes:

         1. To elect three directors of the Company, each for a three-year term.

         2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for 1997.

         3. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on April 23, 1997, are entitled to notice of and to vote at the Meeting.

         The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                        By Order of the Board of Directors


                                        Cheryl A. Martin
                                        Corporate Secretary
Golden, Colorado
May 2, 1997

--------------------------------------------------------------------------------
          YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

        Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                       PLEASE MAIL YOUR PROXY PROMPTLY
--------------------------------------------------------------------------------

                          CANYON RESOURCES CORPORATION

                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 1997

         This Proxy Statement is furnished to the shareholders of Canyon Resources Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Meeting") of the Company. The Meeting will be held on June 6, 1997, at 3:00 p.m. (Mountain daylight time) at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses will be paid by the Company.

         All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the election of the three nominees for director named in this Proxy Statement, FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's auditors for 1997, and in the proxy holders' discretion on such other business as may properly come before the Meeting. Any proxy may be revoked by a shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date, or by attending the Meeting and voting in person.

         This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about May 2, 1997. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the Meeting.

                               VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on April 23, 1997, are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on April 23, 1997, there were 37,605,488 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. The affirmative vote of the holders of the majority of the shares of Common Stock represented at the Meeting in person or by proxy will be necessary to elect the slate of directors nominated by the Company, and to ratify the appointment of the auditors.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of April 23, 1997, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee for director of the Company, by each executive officer named in the table titled "Summary Compensation Table," which appears elsewhere in this Proxy Statement, and by all officers and directors of the Company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.

---------------------------------------------------------------------------------------------------------
              NAME AND ADDRESS                          TYPE OF           NUMBER OF          PERCENT OF
            OF BENEFICIAL OWNER                        OWNERSHIP            SHARES             CLASS
---------------------------------------------------------------------------------------------------------
 Richard H. De Voto                                   Record and               818,698 (1)       2.2%
 14142 Denver West Pkwy., Suite 250                   Beneficial
 Golden, CO  80401

 Gary C. Huber                                        Record and               698,561 (2)       1.9%
 14142 Denver West Pkwy., Suite 250                   Beneficial
 Golden, CO  80401

 William W. Walker                                    Record and               313,137 (3)        *
 14142 Denver West Pkwy., Suite 250                   Beneficial
 Golden, CO  80401

 James E. Askew                                       Record and                     0            *
 840 Gaylord Street                                   Beneficial
 Denver, CO 80206

 Leland O. Erdahl                                     Record and                84,289 (4)        *
 8046 Mackenzie Court                                 Beneficial
 Las Vegas, NV  89129

 George W. Holbrook, Jr.                              Record and             1,001,775 (5)       2.7%
 P.O. Box 761                                         Beneficial
 Southport, CT  06490-0761

 Frank M. Monninger                                   Record and                30,000 (6)        *
 150 Quail's Roost Road                               Beneficial
 Sequim, WA  98382

 William C. Parks                                     Record and               125,783 (7)        *
 South 5919 Yale Road                                 Beneficial
 Spokane, WA  99223

 Christopher M. T. Thompson                           Record and                50,000 (8)        *
 475 Seventeenth Street, Suite 750                    Beneficial
 Denver, CO  80202-4017

 Robert L. Zerga                                      Record and                     0            *
 P.O. Box 281327                                      Beneficial
 Lamoille, NV  89828

 John R. Danio                                        Record and               108,301 (9)        *
 14142 Denver West Pkwy., Suite 250                   Beneficial
 Golden, CO  80401

 All Officers & Directors as a Group                  Record and             3,293,044           8.5%
 (12 persons)                                         Beneficial
---------------------------------------------------------------------------------------------------------

                                                                 *  Less than 1%

1 This number includes (i) 9,719 shares owned of record; (ii) 560,628 shares held by the Richard H. De Voto Trust No. 1; (iii) 351 shares held as Co-Trustee of Trust for his mother; (iv) an option to purchase 48,000 shares at an exercise price of $3.00 per share; (v) an option to purchase 100,000 shares at an exercise price of $1.63 per share; (vi) an option to purchase 75,000 shares at an exercise price of $3.69 per share and (vii) an option to purchase 25,000 shares at an exercise price of $2.00 per share.

2 This number includes (i) 474,561 shares owned of record; (ii) two trusts of 22,000 shares each held by Gwen D. Huber, as Trustee for two minor children; (iii) an option to purchase 50,000 shares at an exercise price of $3.00 per share; (iv) an option to purchase 60,000 shares at an exercise price of $1.63 per share; (v) an option to purchase 50,000 shares at an exercise price of $3.69 per share and (vi) an option to purchase 20,000 shares at an exercise price of $2.00 per share.

3 This number includes (i) 198,137 shares owned of record; (ii) an option to purchase 30,000 shares at an exercise price of $3.00 per share; (iii) an option to purchase 35,000 shares at an exercise price of $3.69 per share;
   (iv) an option to purchase 30,000 shares at an exercise price of $1.63 per share and (v) an option to purchase 20,000 shares at an exercise price of $2.00 per share.

4 This number includes (i) 54,289 shares owned of record; (ii) an option to purchase 10,000 shares at an exercise price of $2.19 per share; (iii) an option to purchase 10,000 shares at an exercise price of $2.06 per share; and (iv) an option to purchase 10,000 shares at an exercise price of $3.31 per share.

5 This number includes (i) 5,000 shares owned of record; (ii) 694,946 shares owned of record by Bradley Securities Corporation of which Mr. Holbrook is the President and major shareholder; (iii) 171,829 shares owned by two partnerships in which Mr. Holbrook is a controlling partner; (iv) 80,000 shares owned of record by Bradley Resources Company, of which Mr. Holbrook is the Managing partner; (v) an option to purchase 30,000 shares at an exercise price of $2.50 per share; (vi) an option to purchase 10,000 shares at an exercise price of $2.06 per share; and (vii) an option to purchase 10,000 shares at an exercise price of $3.31 per share.

6 This number includes (i) an option to purchase 10,000 shares at an exercise price of $2.19 per share; (ii) an option to purchase 10,000 shares at an exercise price of $2.06 per share; and (iii) an option to purchase 10,000 shares at an exercise price of $3.31 per share.

7 This number includes (i) 75,783 shares owned of record; (ii) an option to purchase 30,000 shares at an exercise price of $3.19 per share; (iii) an option to purchase 10,000 shares at an exercise price of $2.06 per share; and (iv) an option to purchase 10,000 shares at an exercise price at $3.31 per share.

8 This number includes (i) an option to purchase 30,000 shares at an exercise price of $3.19 per share; (ii) an option to purchase 10,000 shares at an exercise price of $2.06 per share; and (iii) an option to purchase 10,000 shares at an exercise price of $3.31 per share.

9 This number includes (i) 8,301 shares owned of record; (ii) an option to purchase 20,000 shares at an exercise price of $3.00 per share; (iii) an option to purchase 25,000 shares at an exercise price of $1.63 per share;
   (iv) an option to purchase 35,000 shares at an exercise price of $3.69 per share and (v) an option to purchase 20,000 shares at an exercise price of $2.00 per share.

                             ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of members of the Board shall be nine. The Board presently consists of nine members, divided into three classes. Cumulative voting in the election of directors is not permitted. Directors are elected by majority vote of the shares represented at the Meeting.

         Two Directors, Gary C. Huber and Leland O. Erdahl, have been nominated for re-election at the Meeting. One Director, James E. Askew, has been nominated for election for the first time, replacing Frank

Monninger whose term expires in 1997. UNLESS AUTHORITY IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THESE THREE DIRECTORS, EACH TO SERVE FOR A THREE-YEAR TERM OR UNTIL HIS RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

                             OFFICERS AND DIRECTORS

         The following table lists the names, ages, and positions of the executive officers and directors of the Company as of March 31, 1997.
Directors are divided into classes, each of which is elected to serve for three years, with one class being elected each year. All officers have been appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual is set forth below the table.

                                                                                        DIRECTORS' TERMS
                 NAME                    AGE                 POSITION                         EXPIRE
--------------------------------------------------------------------------------------------------------------
 Richard H. De Voto                       62     President, Director and                       1998
                                                 Chairman of the Board

 Gary C. Huber                            45     Vice President-Finance                        1997
                                                 and Director

 William W. Walker                        58     Vice President-Exploration                    1999
                                                 and Director

 Leland O. Erdahl                         68     Director                                      1997

 George W. Holbrook, Jr.                  65     Director                                      1998

 Frank M. Monninger                       72     Director                                      1997

 William C. Parks                         55     Director                                      1999

 Christopher M.T. Thompson                49     Director                                      1999

 Robert L. Zerga                          56     Director (1)                                  1998

 John R. Danio                            47     Vice President-Operations

 Richard T. Phillips                      42     Treasurer

 Cheryl A. Martin                         44     Corporate Secretary


1 Appointed to the Board by the current Board of Directors at a Director's
  Meeting held on March 20, 1997, to fill the remaining term of Paul A. Bailly who retired on December 31, 1996.

         James E. Askew is nominated for election as a Director for the first time at this meeting. He will be replacing Frank M. Monninger, who is retiring, and whose term as Director expires in 1997. Mr. Askew's biography appears in the biography section.

         DR. RICHARD H. DE VOTO was a founder of the Company and has been a Director of the Company since its formation in 1979. Dr. De Voto served as President of the Company from September 1979 to April 1985, and became President again in April 1987. He is President of CR Montana Corporation, CR Briggs Corporation, and CR International Corporation, each wholly owned subsidiaries of the Company. Dr. De Voto is Professor Emeritus of Geology at the Colorado School of Mines, where he taught from 1966 to 1987. Dr. De Voto was a founder of the private Australian mining firm, Canyon Resources Proprietary Ltd., which later became Delta Gold N.L., a publicly listed company of which he was a Director from 1983 to 1989.

         GARY C. HUBER was a founder of the Company and served as Secretary of the Company from inception through June 1986, as Treasurer from 1980 through December 1991, as Vice President from April 1985 to April 1987, and as Vice President-Finance since April 1987. He was elected as a Director of the Company in June 1985 and serves as President of CR Minerals Corporation, a wholly owned subsidiary of the Company. Dr. Huber has been responsible for the financial operations of the Company since its inception and currently directs the Company's industrial minerals program.

         WILLIAM W. WALKER was a founder of the Company and served as its Vice President from 1979 to April 1985, and its President from April 1985 to April 1987. In April 1987, Mr. Walker became the Company's Vice President-Exploration. He was elected as a Director of the Company in June 1985. Mr. Walker is President of Canyon Resources Africa Ltd., CR Brazil Corporation and Canyon de Panama, S.A., all of which are subsidiaries of the Company. Mr. Walker directs the Company's exploration programs and is responsible for joint venture activities and property farmouts.

         LELAND O. ERDAHL has been a Director of the Company since February 1986. He served as President and CEO of Stolar, Inc., a privately held service and communication supply company for the mining industry, from July 1987 to September 1991, and as President and CEO of Albuquerque Uranium Corporation, a privately held company engaged in the production and sale of uranium from November 1987 to January 1992. He is currently the Vice President and Chief Financial Officer of Amax Gold Inc. Mr. Erdahl serves as a Director of Hecla Mining Company, Uranium Resources, Inc., and Original Sixteen to One Mine, Inc., all publicly held mineral resources companies, and as a trustee of a group of John Hancock Mutual Funds, all publicly held investment entities. Mr. Erdahl is also a Director of Santa Fe Ingredients Company of California, Inc. and Santa Fe Ingredients Company, Inc., private food processing companies.

         GEORGE W. HOLBROOK, JR. has been a Director of the Company since 1981. Since 1984, he has been the Managing Partner of Bradley Resources Company, a private investment company. He is a Director of the Merrill Lynch Institutional Fund and other associated funds, Thoratec Laboratories and several private companies.

         FRANK M. MONNINGER has been a Director of the Company since September 1990. He is currently a consultant to the mining industry. From 1984 to 1988, he was Executive Vice President of Operations for Coeur D'Alene Mines Corporation, a publicly held mining company. Mr. Monninger has held positions of Vice President of Development and Operations for Occidental Minerals Corporation, Vice President and General Manager for Inspiration Consolidated Copper Company, Manager of Mine and Plant Operations for Bechtel Corporation, Vice President of Anaconda Company, and President of the Montana Mining Division of Anaconda Company. He currently serves as Chairman of the Board of ISL Ventures, a Nevada corporation involved in in-situ leaching and precious metals lixiviants.

         WILLIAM C. PARKS has been a Director of the Company since February 1986. He is currently Executive Vice President and General Manager of R.A. Pearson Company, a privately held company engaged in the design and manufacture of packaging machinery. From August 1989 through December 1991, he was the President of United Management Company, a company involved in providing management consulting services to the mining, manufacturing, and transportation industries.

         CHRISTOPHER M.T. THOMPSON has been a Director of the Company since September 1990. He is President of Castle Group, Inc., the successor to Fulcrum Management, Inc. From 1984 through 1992, he served as Executive Vice President and Chief Financial Officer for Fulcrum Management, Inc., the managing company for two private U.S. venture capital funds, VenturesTrident L.P. and VenturesTrident II, L.P., which invest in precious metals companies and projects. He is also a Director of EMGF Management Company which manages The Emerging Markets Gold Fund. Castle Group is, by subcontract, manager of the Emerging Markets Gold Fund. He currently serves as a Director of Golden Queen Mining Company, Ltd., Minven, Inc., Olympic Mining Corporation, Silver Standard Resources Inc., Lonestar Explorations N.L., and Pacific Rim Mining Corp.

         ROBERT L. ZERGA has been a Director of the Company since March 1997, replacing Paul A. Bailly who retired. From 1990 to 1995, he was Chief Executive Officer of Independence Mining Company and Vice President of Minorco
(USA), as well as Chairman of the Board of Independence Mining Company and Director of Minorco (USA). From 1985 to 1989, he was Executive Vice President & General Manager of Newmont Gold Company and also a Director of Newmont Gold Company. Mr. Zerga currently serves as a Director of Getchell Gold Corporation.

         JAMES E. ASKEW is nominated for election as a Director for the first time at this meeting. He is currently the President of International Mining & Finance Corporation, a venture capital and private investment group targeting gold and base-metal opportunities internationally. From 1987, until it was merged with Ashanti Goldfields Limited in October 1996, Mr. Askew was President and Managing Director of Golden Shamrock Mines, Ltd. He currently serves as Chairman of the Board of Opawica Explorations, Inc., and he serves as a Director of Ausdrill Ltd. and Nelson Gold Corporation Ltd.

         JOHN R. DANIO was appointed Vice President-Operations of the Company in September 1987, and has overall responsibility for the Company's mine development and production operations. Prior to joining the Company, he operated several open-pit gold mines and heap-leaching operations as Project Engineer and Mine Manager. Mr. Danio is a registered professional engineer in the States of Colorado and Nevada.

         RICHARD T. PHILLIPS was appointed Treasurer of the Company in December 1991. Initially joining the Company as Controller in July 1991, he is responsible for the Company's cash management, risk management, and financial reporting functions. From 1988 to 1991, Mr. Phillips served as Controller for Western Gold Exploration and Mining Company, a gold mining partnership between Minorco and Inspiration Resources Corporation.

         CHERYL A. MARTIN was appointed Corporate Secretary in December 1996. Initially joining the Company as Director, Investor Relations in May 1994, she continues in that capacity and is responsible for interaction with the investment community and managing shareholder activities. From 1991 to 1994, Ms. Martin served as Manager of Investor Relations for Sharon Resources, Ltd., a publicly traded oil and gas company, and from 1989 to 1991 she was Director, Investor Relations for Sindor Resources, Inc., a development-stage copper mining company. She currently serves on the Board of Directors of the Denver Gold Group, a not-for-profit organization which sponsors institutional mining investment programs.

                         BOARD MEETINGS AND COMMITTEES

         During the Company's 1996 fiscal year, the Board met five times. All of the Directors were present for 75% or more of the meetings of the Board and committees upon which they served that were held during their individual incumbencies except for Paul A. Bailly who attended three out of five meetings.

         The Company's Audit Committee ("Audit Committee") is comprised of Messrs. Erdahl, Parks, and Thompson, all independent Directors of the Company. The Audit Committee recommends the selection and re-appointment of the Company's independent certified public accountants to the Board and reviews the proposed scope, content, and results of the audit performed by the accountants, and any reports and recommendations made by them. The Audit Committee held two meetings in 1996.

         The Company's Compensation Committee ("Compensation Committee") is comprised of Messrs. Erdahl, Parks, and Thompson, with Dr. De Voto as a non-voting member. The Compensation Committee reviews and makes recommendations to the Board concerning the salaries paid to the Company's officers. The Compensation Committee held two meetings in 1996.

         The Company has no nominating or executive committee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         TRANSACTION WITH A DIRECTOR

         Keene Valley Minerals, a limited partnership, was a participant in the Canyon-Minex II Joint Venture. Mr. Holbrook is the sole general partner of a partnership which is a partner in Keene Valley Minerals. The participation of his partnership in this joint venture is on the same terms and conditions as were available to unaffiliated participants. Keene Valley Minerals owned 22.5% of the Canyon-Minex II Joint Venture and had invested $750,000 in the venture as of May 12, 1993. Effective May 12, 1993, the Company acquired the other parties' 38.25% interest in the venture by issuing 150,000 shares of common stock and warrants to purchase 75,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 11, 1996. The fair market value of the Company's common stock on the acquisition date was $2.38 per share. During 1996, warrants to purchase 63,900 shares of common stock were exercised and 11,100 warrants expired unexercised.


                             EXECUTIVE COMPENSATION

         In 1992, the United States Securities and Exchange Commission amended the proxy disclosure requirements covering compensation of executive officers. These requirements call for a new format that includes a report by the Compensation Committee on the Company's policies for making executive compensation decisions, including the factors and criteria on which the chief executive officer's pay is based; a series of tables covering annual and long-term compensation; and a performance graph comparing the Company's five-year total shareholder return with a performance indicator of the overall stock market and another selected index.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

         Messrs. Leland O. Erdahl, William C. Parks, Christopher M. T. Thompson and Richard H. De Voto serve as the Compensation Committee for the Board. Dr. De Voto, the President of the Company, is a non-voting member of the Compensation Committee. Other than Dr. De Voto, no committee member is an officer or employee of the Company or any of its subsidiaries.


                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

         OVERALL POLICY

         Salary compensation of the Company's executive officers is determined by the Board. The Compensation Committee is responsible for considering specific information and making recommendations to the full Board. The Compensation Committee is comprised of three outside directors appointed annually by the Board. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans, and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

         In making recommendations concerning executive compensation, the Committee reviews individual executive compensation, corporate performance, stock price appreciation, and total return to shareholders for the Company as well as a peer group of public North American gold-mining companies. The peer group of companies used for compensation analysis includes many of the selected peer group identified in the Performance Graph set forth below.

         The Compensation Committee recommends to the Board compensation levels for the President (Chief Executive Officer) and other officers of the Company. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the views of Richard H. De Voto, the Company's Chief Executive Officer and non-voting member of the Committee.

         SALARIES

         The key elements of the Company's executive compensation consist of base salary, an incentive compensation plan, and stock options. The Board acts on salary levels of officers and on the incentive compensation plan, and the Compensation Committee makes recommendations on employee stock option awards for action by the full Board of Directors.

         Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other similar mining companies.

         The salary levels of the Chief Executive Officer and other officers of the Company for the following calendar year are generally established by the Board at its December meeting. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. In a particular business unit, such unit's financial, operating, cost containment, and productivity results are also considered. The Compensation Committee, where appropriate, also considers other performance measures, such as increase in market share, safety, environmental awareness, and improvements in relations with shareholders, employees, the public, and government regulators.

         In evaluating the performance and setting the compensation of the President and Chief Executive Officer, Richard H. De Voto, for 1997, the Compensation Committee and Board noted the successful 100% financing for the entire Briggs project, including a bank loan facility and a mining equipment lease; the successful construction and operation of the Briggs Mine; exploration successes which continue in both the United States and internationally; and, the ambitious expansion program for the industrial minerals business.

         The Compensation Committee believes that the Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and dedicated to the growth in shareholder value of the Company. The Compensation Committee further believes that the Chief Executive Officer, as well as the other officers of the Company, are receiving salary compensation in the mid-range of peer-group levels and that their performance incentives are heavily based on their personal shareholding and/or incentive stock options in the Company. The Compensation Committee believes that through the excellent leadership provided by Richard H. De Voto and the Company's other officers,
(1) the Briggs project was fully-financed with 100% bank financing for construction costs and an equipment lease for mining equipment during a difficult market environment; (2) the Briggs mine was successfully built; (3) the Company has maintained an effective voice in the management and advancement of the permitting of the McDonald Project through its joint venture with Phelps Dodge; (4) the Company continues to increase its reserve base; (5) the Company has acquired an exploration property position in several countries in Latin America and Africa, including Panama, Brazil, Ethiopia and Tanzania; and (6) the Company has embarked on an ambitious expansion program for its industrial minerals business with the objective of achieving a meaningful cash flow over a long period of time. The Compensation Committee further believes that the Company is well positioned for substantial growth both in the near-term as well as the long-term as the Briggs mine reaches commercial production, the McDonald project is permitted, and exploration success is achieved.

         INCENTIVE COMPENSATION PLAN

         The Company's Board of Directors is committed to providing a strong incentive compensation opportunity to encourage and reward superior performance. Corporate objectives are to build a team-driven environment which will result in increased mineral production, cash flow and profitability by means of development of current reserves and discovery of new mineral deposits. On January 1, 1997, a performance-driven, variable pay Incentive Compensation Plan was implemented by the Board, designed to measure and reward executive officer's performance based on several key performance indicators. The indicators used to measure performance include (1) annual share price change compared to a peer group of companies, (2) cash flow, (3) net income per share,
(4) ounces of gold produced, (5) total mineable (profitable) ounces of gold reserves, (6) successful completion of merger and/or acquisition transactions, and (7) discretionary critical behavior as determined by the President.

         The Board of Directors feels that by moving from a "fixed" base pay compensation structure to a structure with more emphasis on "variable" incentive pay, a corporate environment will be created which is goal-oriented, results- driven, profit-focused, time sensitive and entrepreneurial.

         STOCK OPTIONS

         Under the Company's 1982 Incentive Stock Option Plan as amended ("ISO Plan"), which was approved by shareholders, stock options are granted to the Company's key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee sets the size of the stock option grants based on factors, including competitive compensation data, similar to those used to determine salaries.

         Stock options are intended to align the interests of the executives with those of the shareholders. All stock options granted from the ISO Plan are granted with an exercise price equal to the market price of the Common Stock on the date of grant and are generally exercisable over a 2-5 year period. This approach is designed to provide executive incentive for creation of additional shareholder value over the long term since the benefit of the option awards cannot be realized unless stock price appreciation occurs.

         CONCLUSION

         The Company's executive compensation is linked to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, and in particular the depressed gold prices, from time to time may result in an imbalance for a particular period.

         This Report has been provided by the Compensation Committee.

                                            Leland O. Erdahl (1)
                                            William C. Parks (1)
                                            Christopher M. T. Thompson (1)
                                            Richard H. De Voto (2)

1  Member of Compensation Committee
2  Non-voting member of Compensation Committee

                            COMPENSATION OF OFFICERS

   The following tables show compensation during the fiscal years ended December 31, 1996, 1995, and 1994, and option grants and option exercises during the fiscal year ended December 31, 1996, of those persons who were, at December 31, 1996 (i) the Chief Executive Officer and (ii) the three other most highly compensated executive officers of the Company whose total compensation exceeded $100,000.



                           SUMMARY COMPENSATION TABLE

===============================================================================================
                                             Annual           Long-term
                                          Compensation       Compensation
                                          -------------------------------
                                                                Awards
                                                              ----------
                                                              Securities
                                                              Underlying            All Other
         Name and                            Salary            Options            Compensation
    Principal Position        Year            ($)                (#)                  ($)*
-----------------------------------------------------------------------------------------------
  Richard H. De Voto          1996          197,500                45,000              4,500
  President, CEO              1995          190,000                75,000              4,500
                              1994          190,000                50,000              4,500

  Gary C. Huber               1996          150,438                40,000              4,500
  Vice President-             1995          145,000                55,000              3,988
     Finance                  1994          145,000                30,000              3,988

  William W. Walker           1996          119,375                25,000              3,581
  Vice President-             1995          110,000                50,000              3,300
     Exploration              1994          110,000                25,000              3,300

  John R. Danio               1996          125,625                25,000              3,769
  Vice President-             1995          120,000                50,000              3,600
     Operations               1994          120,000                25,000              3,480
===============================================================================================



* Amounts included in All Other Compensation were paid pursuant to the Company's 401(k) plan.

                       OPTION GRANTS IN LAST FISCAL YEAR


===============================================================================================================================
                                                                                                    Potential Realizable
                                                                                                    Value at Assumed Annual
                                                                                                    Rates of Stock Price
                                                                                                    Appreciation
                                         INDIVIDUAL GRANTS                                          for Option Term
-------------------------------------------------------------------------------------------------------------------------------
                                                        Percent of Total
                            Number of Securities       Options Granted to
                             Underlying Options           Employees in     Exercise or
                                   Granted                   Fiscal         Base Price   Expiration
          Name                       (#)                   Year 1996          ($/Sh)       Date       5% ($)      10% ($)
-------------------------------------------------------------------------------------------------------------------------------
 Richard H. De Voto               45,000(1)                   12.9%            2.56      12/04/01     31,828      70,331

 Gary C. Huber                    40,000(1)                   11.5%            2.56      12/04/01     28,291      62,516

 William W. Walker                25,000(1)                    7.2%            2.56      12/04/01     17,682      39,073

 John R. Danio                    25,000(1)                    7.2%            2.56      12/04/01     17,682      39,073
===============================================================================================================================


1 Options were granted on December 5, 1996, and first become exercisable after the second anniversary of the date of grant. The options were granted at an exercise price equal to the Common Stock closing price as quoted on AMEX on the grant date.





                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES



========================================================================================================================
                                                         Number of Securities
                                                              Underlying                 Value of Unexercised
                                                    Unexercised Options at FY-End        In-The-Money Options at FY-
                                                                 (#)                     End ($)(1)
                       -------------------------------------------------------------------------------------------------
                          Shares
                         Acquired        Value
         Name         on Exercise (#)  Realized ($)(2)    Exercisable    Unexercisable   Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------------
 Richard H. De Voto     40,000            65,200             223,000        172,000        100,000       40,900

 Gary C. Huber          30,000            56,250             160,000         95,000         60,000       30,800

 William W. Walker      20,000            27,400              90,000         75,000         25,000       27,550

 John R. Danio              --                --             105,000         75,000         50,000       27,550
========================================================================================================================


 (1) Based on the closing price of $2.63 of the Common Stock as quoted on AMEX December 31, 1996.
 (2) Market value of underlying securities at exercise date minus the exercise price.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Company's Common Stock for the period December 31, 1991, through December 31, 1996, compared to the cumulative total return of three other stock market indices: 1) the AMEX Market Value Index, 2) an index comprised of a group of peer companies engaged in precious metal mining, and 3) the Standard and Poor's Gold Index.

         The peer group of North American mining companies includes data from ten companies, all of which are listed on NASDAQ, AMEX, or NYSE. The ten companies are: Alta Gold Co., Atlas Corp., Coeur d'Alene Mines Corporation, Crown Resources Corporation, Dakota Mining Corporation, Glamis Gold Ltd., Hecla Mining Company, Sunshine Mining and Refining Company, USMX, Inc., and Vista Gold Corp. The Standard and Poor's Gold Index includes data from seven large North American gold mining companies: Barrick Gold Corporation, Battle Mountain Gold Company, Echo Bay Mines, Ltd., Homestake Mining Company, Newmont Gold Company, Placer Dome Inc., and Santa Fe Pacific Gold Corporation.




===============================================================================================================
 TOTAL RETURN ANALYSIS              12/31/91     12/31/92     12/31/93     12/30/94    12/29/95     12/31/96
---------------------------------------------------------------------------------------------------------------
 Canyon Resources Corp.                $100.00       $59.59     $138.31       $53.18       $82.98      $89.38
---------------------------------------------------------------------------------------------------------------
 S&P Gold/Precious Metals
 Mining                                $100.00       $93.37     $171.05      $138.20      $155.54     $154.38
---------------------------------------------------------------------------------------------------------------
 AMEX Market Value Index               $100.00      $101.06     $120.78      $109.78      $138.77     $147.65
---------------------------------------------------------------------------------------------------------------
 Peer Group Only                       $100.00       $83.05     $157.26      $123.86      $101.25      $94.44
===============================================================================================================


o        Assumes initial investment of $100.

o        Total Return assumes reinvestment of dividends.

o        Total Returns based on market capitalization.

                           COMPENSATION OF DIRECTORS

         During 1996, the Company paid its Directors who are not officers, employees, or otherwise retained by the Company an annual Director's fee of $5,000, plus $1,000 for each attended meeting of the Board ($250 for each telephonic meeting) and $500 for each Compensation and Audit Committee meeting. The Chairman of the Audit Committee received an additional $2,000 of compensation. The Company reimburses its Directors for expenses incurred in attending meetings.

         During 1996, Paul A. Bailly, Leland O. Erdahl, George W. Holbrook, Frank M. Monninger, William C. Parks and Christopher M. T. Thompson were each granted options to purchase 10,000 shares of common stock under the Company's Non- Qualified Stock Option Plan. The options were granted at an exercise price of $3.31 per share, the closing market price of the Company's common stock on the date of the grant. The options are exercisable as of June 5, 1997, and expire on June 4, 2001.

         CHANGE IN CONTROL ARRANGEMENT

         The Company has entered into employment agreements with certain executive employees, including Messrs. De Voto, Huber, Walker, Danio, Phillips and Ms. Martin which are only effective in the event of a "change in control" of the Company, as defined in the employment agreements. Upon the occurrence of such a change in control, the Company has agreed to continue the executives' employment and the executives have agreed to remain in the Company's employ for a period ranging from six to twenty-four months after such change in control (the "Employment Period"). During the Employment Period, the executive shall receive an annual base salary at least equal to twelve times the highest monthly base salary paid to the executive by the Company during the twelve-month period immediately preceding the month in which the change of control occurs. Further, under the agreement, the executive may terminate the employment agreement for "good reason." If terminated for good reason, the executive is entitled to receive any accrued obligations to such executive plus the executive's salary payable for the remainder of the Employment Period. "Good reason" is defined in the agreement to include: (i) a significant diminution of the executive's duties, (ii) a failure of the Company to pay salary and other amounts due under the agreement, (iii) requiring the executive to move beyond a 20 mile radius of the Company's principal office, (iv) an unauthorized termination of the executive, or (v) failure of the Company to require any successor company to honor the provisions of the employment agreement.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has appointed Coopers & Lybrand L.L.P. to audit the Company's financial statements prepared in connection with the submittal of the Company's Report on Form 10-K for the fiscal year ending December 31, 1997.
The Board recommends that the shareholders ratify that appointment. Coopers & Lybrand L.L.P. has audited the Company's financial statements since inception.

         The Company has requested representatives of Coopers & Lybrand L.L.P. to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire, and expects them to be available to respond to appropriate questions.


         THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS UNLESS A CONTRARY DIRECTION IS INDICATED.

                             SHAREHOLDER PROPOSALS

         Proposals by shareholders of the Company to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than February 6, 1998, to be included in the Company's Proxy Statement and proxy for that meeting. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held. The proponent must own 1% or more of the outstanding shares or $1,000.00 in value of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                                 ANNUAL REPORT

         The Annual Report to Shareholders concerning the operation of the Company during the fiscal year ended December 31, 1996, including certified financial statements for the year then ended, has been enclosed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

                                 OTHER MATTERS

         The Board knows of no other special business to be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgement.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         UPON A WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 23, 1997. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY'S SECRETARY, C/O CANYON RESOURCES CORPORATION, 14142 DENVER WEST PARKWAY, SUITE 250, GOLDEN, COLORADO 80401.

                                             By Order of the Board of Directors


                                             Cheryl A. Martin
May 2, 1997                                  Corporate Secretary

                                    (Front)

PROXY                    CANYON RESOURCES CORPORATION                      PROXY
                     14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

The undersigned holder of Common Stock acknowledges receipt of Notice of an Annual Meeting of Shareholders of Canyon Resources Corporation, hereby appoints Richard H. De Voto and William W. Walker, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Canyon Resources Corporation held of record by the undersigned on April 23, 1997, at the Annual Meeting of Shareholders to be held on June 6, 1997, or at any adjournment thereof, with respect to the following:

1.  ELECTION OF DIRECTORS - Nominees:

      Gary C. Huber               Leland O. Erdahl             James E. Askew

[ ] FOR all nominees (except as specifically listed below) [ ] WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below. IF AUTHORITY IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.
--------------------------------------------------------------------------------

                                    (Back)
2.  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        [ ] FOR                  [ ]  AGAINST                  [ ]   ABSTAIN

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. This Proxy, when properly executed, will be voted as directed above by the undersigned shareholders. If no direction is made, it will be voted FOR the nominees named in Item 1, and FOR the Ratification of the appointment of the independent public accountants in Item 2, and in the Proxies' discretion on such other business as may properly come before the Meeting.

                    Date:
                         ---------------------------------------

                    --------------------------------------------
                    Signature

                    --------------------------------------------
                    Signature if held jointly

(Please sign EXACTLY as your name appears on your stock certificate(s). If more than one name appears because of joint ownership, all joint owners should sign.)